Exhibit 99.1

RESIDEO ANNOUNCES UPSIZE AND

PRICING OF 6.500% SENIOR NOTES DUE 2032

SCOTTSDALE, Arizona, July 10, 2024 – Resideo Technologies, Inc. (NYSE:REZI) (the “Company” or “Resideo”) today announced that Resideo Funding Inc. (the “Issuer”), a direct wholly-owned subsidiary of the Company, has priced its private offering of $600 million aggregate principal amount of 6.500% Senior Notes due 2032 (the “Notes”), which represents an increase of $100 million from the previously announced aggregate offering size. The Notes were priced at an issue price equal to 100% of their principal amount. The Issuer’s obligations under the Notes will be fully and unconditionally guaranteed on an unsecured basis initially by the Company and each of its subsidiaries that guarantees the Company’s existing senior credit facilities.

The Company intends to use the net proceeds from the sale of the Notes to repay a portion of the outstanding indebtedness under the Company’s senior secured Term B loans maturing on February 21, 2028.

The sale of the Notes is expected to close on July 17, 2024, subject to the satisfaction or waiver of customary closing conditions.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes and the related guarantees will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, the related guarantees or any other security, and shall not constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful.

About Resideo

Resideo is a leading global manufacturer and developer of technology-driven products and components that provide critical comfort, energy management, and safety and security solutions to over 150 million homes globally. Through our ADI Global Distribution business, we are also a leading wholesale distributor of professionally installed electronic security and life safety products for commercial and residential markets and serve a variety of adjacent product categories including audio visual, data communications, and smart home solutions.

Forward-Looking Statements

This release contains “forward-looking statements,” including statements relating to the proposed offering and the anticipated use of the net proceeds from the offering. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of the Company to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) our ability to achieve our outlook regarding the second quarter 2024 and full year 2024, (2) our ability to recognize the expected savings from, and the timing and impact of, our existing and anticipated cost reduction actions, and our ability to optimize our portfolio and operational footprint, (3) the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under the agreements we entered into with Honeywell International Inc. in connection with our spin-off, (4) risks related to our recently completed acquisitions including our ability to achieve the targeted amount of annual cost synergies and successfully integrate the acquired operations (including successfully driving category growth in connected offerings), (5) the ability of Resideo to drive increased customer value and financial returns and enhance strategic and operational capabilities as a result of the completion of the Snap One Holdings Corp. (“Snap One”) transaction, (6) the ability of Resideo to achieve the targeted amount of synergies and the related valuation implications arising from the Snap One transaction, (7) the accretive nature of the Snap One transaction to Resideo’s non-GAAP EPS in the first full year of ownership and the growth and margin profile of the combined businesses, (8) the ability to accelerate brand strategy as a result of the Snap One transaction, (9) the ability to integrate the Snap One business into Resideo and realize the anticipated strategic benefits of the transaction, including the anticipated operational and strategic benefits of the transaction, and (10) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2023 and other periodic filings we make from time to time with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward-looking statements.

Contacts:

Resideo Investors:	Resideo Media:
Jason Willey	Adrienne Zimoulis
Vice President, Investor Relations	Sr. Director of Communications
investorrelations@resideo.com	adrienne.zimoulis@resideo.com

# # #